UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2025 (February 17, 2025)

CELANESE CORPORATION

 (Exact name of registrant as specified in its charter)

Delaware	001-32410	98-0420726
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 West Las Colinas Blvd. Suite 900N, Irving, TX 75039

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (972) 443-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	CE	The New York Stock Exchange
4.777% Senior Notes due 2026	CE /26A	The New York Stock Exchange
2.125% Senior Notes due 2027	CE /27	The New York Stock Exchange
0.625% Senior Notes due 2028	CE /28	The New York Stock Exchange
5.337% Senior Notes due 2029	CE /29A	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

Amendment to Credit Agreement

On February 17, 2025, Celanese US Holdings LLC (“Celanese US”), a wholly-owned subsidiary of Celanese Corporation (the “Company”) entered into (a) a Fifth Amendment to Credit Agreement (the “Amendment to the March 2022 Term Loan Credit Agreement”), which amends the Term Loan Credit Agreement, dated as of March 18, 2022, by and among the Company, Celanese US, the subsidiaries of the Company party thereto as guarantors, the lenders party thereto and Bank of America, N.A., as Administrative Agent (as amended, restated, supplemented or otherwise modified prior to February 17, 2025, the “March 2022 Term Loan Credit Agreement”), (b) a Fourth Amendment to Credit Agreement (the “Amendment to the Revolving Credit Agreement”), which amends the Revolving Credit Agreement, dated as of March 18, 2022, by and among the Company, Celanese US, Celanese Europe B.V., as a borrower, the subsidiaries of the Company party thereto as guarantors, the lenders party thereto and Bank of America, N.A., as Administrative Agent (as amended, restated, supplemented or otherwise modified prior to February 17, 2025, the “Revolving Credit Agreement” and, together with the March 2022 Term Loan Credit Agreement, the "March 2022 Credit Agreements"), and (c) a First Amendment to Credit Agreement (the "Amendment to the November 2024 Term Loan Credit Agreement" and, together with the Amendment to the March 2022 Term Loan Credit Agreement and the Amendment to the Revolving Credit Agreement, the "Amendments"), which amends the Term Loan Credit Agreement, dated as of November 1, 2024, by and among the Company, Celanese US, each lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent (as amended, restated, supplemented or otherwise modified prior to February 17, 2025, the “November 2024 Term Loan Credit Agreement” and, together with the March 2022 Term Loan Credit Agreement and the Revolving Credit Agreement, the "Credit Agreements").

The Amendments (i) temporarily waive the mandatory prepayment clause under the March 2022 Term Loan Credit Agreement for (a) if such proceeds are applied to prepay other indebtedness, the first $1.6 billion of proceeds from the issuance of unsecured senior notes in a single transaction or series of transactions to occur by June 30, 2025 and (b) if such proceeds are applied to prepay other indebtedness and subject to certain other restrictions, any proceeds in excess of $2.0 billion from such issuance, (ii) increase the consolidated net leverage ratio financial covenant level applicable under the Credit Agreements from the fiscal quarter ending March 31, 2025 through the maturity date, to initially 6.50:1.00, and, in the case of the March 2022 Credit Agreements, provides for modified step-down levels for such covenant thereafter, and (iii) exclude the first qualifying disposition (as such term is defined in the Credit Agreements) consummated after February 17, 2025 from the provision decreasing the consolidated net leverage ratio financial covenant level applicable in the event of a qualifying disposition.

The foregoing description does not constitute a complete summary of the terms of the Amendments and is qualified in its entirety by reference to the copies of the Amendments filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report, which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are being furnished herewith:

Exhibit Number	Description
10.1	Fifth Amendment to Credit Agreement, dated as of February 17, 2025, by and among Celanese Corporation, Celanese US Holdings LLC, the subsidiary guarantors party thereto, each lender party thereto, and Bank of America, N.A., as Administrative Agent, amending that certain Term Loan Credit Agreement dated as of March 18, 2022.

10.2	Fourth Amendment to Credit Agreement, dated as of February 17, 2025, by and among Celanese Corporation, Celanese US Holdings LLC, Celanese Europe B.V., the subsidiary guarantors party thereto, each lender party thereto, and Bank of America, N.A., as Administrative Agent, amending that certain Credit Agreement dated as of March 18, 2022.

10.3	First Amendment to Credit Agreement, dated as of February 17, 2025, by and among Celanese Corporation, Celanese US Holdings LLC, each lender party thereto, and Bank of America, N.A., as Administrative Agent, amending that certain Term Loan Credit Agreement dated as of November 1, 2024.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION

By:	/s/ Ashley B. Duffie
Name:	Ashley B. Duffie
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date:	February 18, 2025

4